UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K/A
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

Liberated Syndication Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213
(Address of principal executive offices) (Zip Code)

(412) 621-0902
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Liberated Syndication Inc. (the “Company”) under Items 2.02, 5.02, 7.01 and 9.01 on August 14, 2020 (the “Original Filing” and, together with this amendment, the “Form 8-K”) regarding the appointment of Laurie A. Sims as the Company’s President, Chief Operating Officer and Principal Executive Officer. This Amendment No. 1 is being filed to include disclosure of the terms of the Company’s employment agreement with Ms. Sims.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2017, the Company and Ms. Sims entered into an Employment Agreement (the “Agreement”), under which Ms. Sims’ employment is for an initial three-year term ending December 31, 2020 (the “Initial Term”) and may be automatically renewed for one-year terms thereafter. Under the Agreement, Ms. Sims receives an annual base salary of no less than $250,000, which may be increased during the Initial Term. Ms. Sims is entitled to receive a cash bonus in an amount up to twice her highest annual salary upon the expiration of the Initial Term (the “One Time Bonus”).

Ms. Sims is also eligible to participate in other bonus programs established by the Company and in the Company’s benefit plans that are applicable to other employees. Upon the termination of Ms. Sims’ employment with the Company, other than for Cause (as defined in the Agreement) or upon her retirement from the Company or her death, Ms. Sims and/or her spouse and dependents, as applicable, may continue to participate in the Company’s health care benefits at the Company’s sole cost for a term of up to five years.

In the event that Ms. Sims’ employment is terminated other than for death, Cause (as defined in the Agreement) or disability or that Ms. Sims resigns for Good Reason (as defined in the Agreement), the Company agrees to pay Ms. Sims a severance equal to her annual salary for the remainder of the term of the Agreement or a period of twelve months if less than twelve months remain in such term. In addition, any unvested stock options or other shares held by Ms. Sims will automatically vest, or applicable milestones will be deemed met, in the event of such termination. All bonuses, including the One Time Bonus, will be deemed earned by Ms. Sims and paid immediately upon such termination.

No amendment was made to the Agreement in connection with the appointment of Ms. Sims as President, Chief Operating Officer and Principal Executive Officer of the Company on August 10, 2020.

The foregoing description of the terms of the Agreement is not complete and is subject to and qualified by the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Number
Description

10.1
Employment Agreement, dated as of December 29, 2017, between Liberated Syndication Inc. and Laurie Sims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date: December 4, 2020	By:	/s/ Richard P. Heyse
Name: Richard P. Heyse Title: Chief Financial Officer